Exhibit 1.1

INTELSAT S.A.

COMMON SHARES, NOMINAL VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

November 29, 2018

November 29, 2018

GOLDMAN SACHS & CO. LLC

200 West Street

New York, NY 10282

J.P. MORGAN SECURITIES LLC

383 Madison Ave.

New York, NY 10179

Ladies and Gentlemen:

Certain shareholders named in Schedule V hereto (the “Selling Shareholders”) of Intelsat S.A. (RCS Luxembourg B162.135), a société anonyme incorporated and existing under the laws of Luxembourg (the “Company”), propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), up to 10,000,000 common shares, nominal value $0.01 per share (the “Common Stock”) of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,500,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a base prospectus (the “Base Prospectus”), relating to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the sale of the Shares. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares (the “Prospectus Supplement”). The registration statement on Form F-3 (No. 333-228580) relating to the Shares, as amended at the time it becomes effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement; and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated November 28, 2018 specifically relating to the Shares, together with the Base Prospectus.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

For the purposes of this Agreement, the term “Transactions” means, collectively, (i) the offering and sale of the Shares and (ii) the payment of all fees and expenses related to the foregoing.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters and the Selling Shareholders:

(a) The Company meets the requirements for the use of Form F-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2)

under the Securities Act has been received by the Company. Such Registration Statement became effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of 5:20 p.m., New York City time, on November 29, 2018 (the “Time of Execution”) did not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date and each Option Closing Date (if any) (as defined in Section 5), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c) hereof.

(c) The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus conformed, when such documents were filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Company has not distributed and will not distribute, prior to the Closing Date (as defined in Section 5), any written communications (as defined in Rule 405 of the Securities Act) in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus or the Prospectus, the broadly available road show delivered in connection with this Agreement and any communication made under Rule 134 or 135 under the Securities Act. The broadly available road show when considered together with the Time of Sale Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Registration Statement, as of its effective date, complied, and as of the effective date of any post-effective amendment thereto, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Prospectus will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(f) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g) The Company (i) is and will be at the Closing Date validly existing under the laws of Luxembourg and has and will have at the Closing Date all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(h) Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act and set forth on Schedule III hereto) of the Company (i) is and will be at the Closing Date duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of its respective jurisdiction of organization and has and will have at the Closing Date all requisite corporate or limited liability company power and authority, as the case may be, to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement and the Transactions have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

(j) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) (i) At the Closing Date, after giving effect to the Transactions, the Company will have the authorized capitalization set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus under the heading “Description of Common Shares”; (ii) all of the outstanding ownership interests in, or shares of capital stock of, the Company (including the Shares) and its significant subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; (iii) all of the outstanding shares of capital stock of the Company (including the Shares) and its significant subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than, in the case of the Company, Article 8 Limitation of Ownership - Communications Laws in the Company’s Consolidated Articles of Incorporation) and other than those imposed on the capital stock of the subsidiaries by the Company’s or its subsidiaries’ indentures, loan agreements, mortgages or other security documents or agreements, or by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting, except where the existence of such liens, encumbrances, equities and claims or restrictions would not have a Material Adverse Effect; (iv) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (A) options, warrants or other rights to subscribe for or purchase, (B) agreements or other obligations to issue, or (C) except as are not material to the Company, other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries outstanding. Except for its subsidiaries or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as are not material to the Company, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(l) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (including, without limitation, the sale of the Shares to the Underwriters), will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which its properties or assets is subject (collectively “Contracts”), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, (ii) the articles of incorporation of the Company or (iii) (assuming compliance by the Underwriters with all applicable state securities or “Blue Sky” laws and assuming the compliance with covenants of the Underwriters in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions.

(m) There are no legal or governmental proceedings, actions, suits, inquiries, or investigations pending or threatened involving or affecting the Company or any of its properties or assets that would be required to be described in a prospectus on Form F-3 pursuant to the Securities Act that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus except for such proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or to which the property or assets of the Company are subject that would, individually or in the aggregate, have a Material Adverse Effect, or seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) The Preliminary Prospectus included in the Time of Sale Prospectus complied when filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not have a Material Adverse Effect, the Company (i) is not in violation of any applicable Luxembourg, U.S. or other national, state, provincial or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(q) No holder of securities of the Company is entitled to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company except as set forth in the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global S.A. (“Intelsat Global”), the BC Investors (as defined therein) and Silver Lake (as defined therein); the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global, the BC Investors (as defined therein), Silver Lake (as defined therein) and the other shareholders party thereto; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global and Michael McDonnell; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global, David McGlade and Ronald P. McGlade, Trustee (On Behalf of the McGlade Family Trust dated January 2, 2009); or (ii) except for the Selling Shareholders, to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent or employee of the Company or its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or its subsidiaries of the U.K. Bribery Act 2010 or the FCPA or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the U.K. Bribery Act 2010 and the FCPA. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) nor is either the Company or any of its subsidiaries located, organized or resident in a country that is the subject or target of Sanctions, including without limitation Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”).

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, which liabilities, obligations or transactions would have a Material Adverse Effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements which are related to such real property to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound are valid and enforceable against the Company, or such subsidiary and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not have a Material Adverse Effect, the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that would have a Material Adverse Effect.

(x) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.

(y) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company carries, or is covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of its businesses and the value of its properties.

(z) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect (A) the performance by the Company or of any of its obligations under this Agreement or (B) the consummation of any of the Transactions; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, the Company has fulfilled and performed all of its obligations with respect to such Permits and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions.

(aa) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or its subsidiaries, as applicable, has filed with the U.S. Federal Communications Commission (the “FCC”), the United Kingdom’s Office of Communications (“OFCOM”), the United Kingdom’s Space Agency (the “UKSA”), the National Information & Communications Technology Authority of Papua New Guinea (“NICTA”), the Ministry of Internal Affairs and Communications of Japan (the “MIC”), the Australian Communications and Media Authority (the “ACMA”) and Germany’s Bundesnetzagentur (the “Bundesnetzagentur” and, together with the FCC, OFCOM, UKSA, NICTA, MIC and ACMA, the “Regulatory Agencies”), all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the Regulatory Agencies or for transmission to the International Telecommunication Union, and (ii) has obtained all licenses, orders or other authorizations issued by the Regulatory Agencies and any equivalent authority of Luxembourg and each other jurisdiction in which the Company operates (collectively, the “Communications Licenses”) required for the operation of the business of the Company and its subsidiaries as now or as proposed to be conducted as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (iii) such Communications Licenses are in full force and effect. To the Company’s knowledge, there are no pending revocation or other proceedings initiated by any of the Regulatory Agencies or any equivalent authority of Luxembourg or any other jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect. To the Company’s knowledge, fees due and payable to domestic and foreign governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, have been timely paid, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries is in compliance with the terms of the Communications Licenses, as applicable, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and there is no condition of which the Company has received notice, nor, to the Company’s knowledge, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority, except for such condition or proceeding that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(bb) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness or significant deficiencies in its internal control over financial reporting.

(cc) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has filed all necessary U.S. federal, U.S. state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than tax deficiencies that the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

(ee) Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or any of its subsidiaries is or has ever been a participant, except for such liability as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(ff) The Company has not taken, nor will the Company take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares (except that no representation is made as to the activities of the Underwriters and their affiliates).

(gg) The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(hh) The Company maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information is recorded, processed, and summarized, including controls and procedures designed to ensure that such information is accumulated and communicated to Company’s management as appropriate.

(ii) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis, except as otherwise stated therein. The summary financial data in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the applicable rules and guidelines of the Commission applicable thereto. KPMG LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

(jj) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the Closing Date, no consent, approval, authorization or order of any court or governmental agency or body, or third party shall be required for the sale of the Shares to the Underwriters or the consummation by the Company of the Transactions, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the subscription and resale of the Shares by the Underwriters and (iii) such consents, approvals, authorizations or orders the failure of which to obtain, or the absence of which, would not result in a Material Adverse Effect or adversely affect the consummation of the Transactions. The Company (before and after giving effect to the Transactions) is not (i) in violation of its articles of incorporation, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Neither the Company nor any of its subsidiaries has taken, or will take, any action that might cause this Agreement or the sale of the Shares to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(ll) There is, and has been, no material failure on the part of the Company or its subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Common Shares,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries thereof. The statements under the caption “U.S. Federal Income Tax Considerations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, insofar as such statements purport to describe certain U.S. federal income tax laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described herein and therein, and to the beliefs described therein being true, are accurate in all material respects. The statements under the caption (i) “Part I—Item 3D—Risk Factors—Risks Related to Regulation” and (ii) “Part I—Item 4B—Business Overview—Regulation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on February 26, 2018, included in the Registration Statement, the Time of Sale Memorandum and the Prospectus, to the extent that such statements constitute overviews or summaries of the regulations referred to therein, constitute accurate overviews or summaries of such regulations in all material respects to the extent of their applicability to the Company and its subsidiaries.

(nn) No stamp duties or other documentary issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Shares by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(oo) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained (except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws); and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement except in each case for such consents, approvals, authorizations or orders that would not affect the validity of the Shares to be sold by such Selling Shareholder or impair the ability of such Selling Shareholder to consummate the transactions contemplated hereby; has been duly authorized, executed and delivered by such Selling Shareholder.

(b) The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or asset of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency; other than in the cases of clauses (i) and (iii), for such breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, affect the validity of the shares to be sold by such Selling Shareholder or the ability of such Selling Shareholder to consummate the transactions contemplated hereby.

(c) Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this clause (e) apply, with respect to the Selling Shareholders, only to statements or omissions made in the Pricing Disclosure Package that are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; provided further, that it is agreed that such information furnished by such Selling Shareholder to Company consists only of (a) the legal name, address and the number of Shares owned by such Selling Shareholder before and after the offering and (b) the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Shareholders” in the Pricing Disclosure Package (“the Selling Shareholder Information”).

(f) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(g) As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this paragraph (g) apply only to statements or omissions made in reliance upon and in conformity with Selling Shareholder Information.

(h) The sale of the Shares by such Selling Shareholder is not prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) No such Selling Shareholder, subsidiary thereof, or to its knowledge, any director, officer, agent or employee thereof, is currently the subject of any Sanctions; and each Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute, fund, facilitate or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any such Sanctions or to fund or facilitate any activities or business in any Sanctioned Country in violation of Sanctions.

(j) Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, except where failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(k) Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l) No stamp duties or other documentary issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Shares by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

3. Purchase of the Shares.

(a) Each of the Selling Shareholders agrees, severally and not jointly, to sell the number of Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $25.041875 from each of the Selling Shareholders the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto (to be adjusted by you so as to eliminate fractional shares).

In addition, the Selling Shareholders agree, severally and not jointly, as and to the extent indicated in Schedule V hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholders the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 13 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule V hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Shareholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 13 hereof). Other than in the case of Option Shares to be delivered and paid for on the Closing Date, any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) Each of the Company and each Selling Shareholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and each shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

4. Terms of Public Offering. The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $25.75 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.424875 a share under the Public Offering Price. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

5. Payment and Delivery. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholders to the Representatives, (i) in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on December 4, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Shareholders may agree upon in writing or (ii) in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

6. Conditions to the Underwriters’ Obligations. The obligations of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the follow up additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b).

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto);

(iii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or threatened by the Commission; and

(iv) The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct on the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date or the Additional Closing Date, as the case may be.

(c) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(b)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, (i) an opinion letter of Latham & Watkins LLP, counsel for the Selling Shareholders, in substantially the form attached hereto as Annex D and (ii) an opinion of Elvinger Hoss Prussen, société anonyme, special Luxembourg counsel for the Selling Shareholders, in substantially the form attached hereto as Annex B. The opinion of Latham & Watkins LLP described in this Section 6(d) above shall be rendered to the Underwriters at the request of the Selling Shareholders and shall so state therein.

(e) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, (i) an opinion letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in substantially the form attached hereto as Annex A, (ii) an opinion of Elvinger Hoss Prussen, société anonyme, special Luxembourg counsel for the Company and the Selling Shareholders, in substantially the form attached hereto as Annex B and (iii) a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in substantially the forms attached hereto as Annex C.

(f) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholders and certain officers and directors set forth on Schedule IV hereto of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(i) On each of the date hereof and on the Closing Date, the Company shall have furnished to the Underwriters a certificate, dated as of such date and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial projections contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in substantially the form attached hereto as Annex F.

(j) The Underwriters shall have received, on the Closing Date, an officer’s certificate of the President, the Chairman or Deputy Chairman of the Board, the Chief Financial Officer, the Treasurer, the Controller or any other senior officer of the Company, to the effect that:

(i) to such officer’s knowledge and other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries; and

(ii) to such officer’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(k) The Underwriters shall have received on and as of the Closing Date or each Option Closing Date, as the case may be, a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Shareholder set forth in Sections 2(e) and 2(f) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this Agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date or such Option Closing Date, as the case may be.

The several obligations of the Underwriters to subscribe for Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the due authorization and sale of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and 430A, 430B or 430C under the Securities Act; to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the sale of the Shares. The Company will pay the registration fees relating to the sale of Shares within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Upon your request, to furnish to you, without charge, 15 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or the Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section

8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus, a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Permitted Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission, subject to the second sentence of paragraph (c) of this Section 7, and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective subscriber or purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, of it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (c) of this Section 7, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(h) The Company will arrange, if necessary, for the qualification of the Shares for offer and sale under the laws of such jurisdictions as the Underwriters may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where they are not now so qualified, (ii) to take any action that would subject them to service of process in suits, other than those arising out of the sale of the Shares, in any jurisdiction where they are not now so subject or (iii) take any action that could subject them to taxation in any such jurisdiction if they are not otherwise so subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) [Reserved]

(k) The Company also covenants with each Underwriter that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer to sell, issue, sell, dispose of, contract to issue or sell, issue or sell any option or contract to subscribe or purchase, subscribe for or purchase any option or contract to issue or sell, grant any option, right or warrant to subscribe or purchase, or otherwise transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention to do any of the foregoing; provided, that the foregoing will not apply to Common Stock or securities of the Company or its subsidiaries convertible into, or exchangeable for, Common Stock of the Company, as long as (x) such Common Stock or securities are issued solely in exchange for outstanding debt securities of the Company or its subsidiaries and (y) the purchasers of such Common Stock or securities agree that they will not sell such Common Stock or any Common Stock into which such securities are convertible into or exchangeable for, until 60 days after the date of the Prospectus.

The restrictions contained in the preceding paragraph shall not apply to (a) [reserved], (b) the issuance by the Company of options to subscribe for or purchase Common Stock and other incentive compensation, including restricted shares or restricted share units, under incentive plans or similar plans approved by the board of directors of the Company as described in the Registration Statement, Time of Sale Prospectus and Prospectus, (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such incentive or similar plans, (d) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) so long as the issuance constitutes not more than 15% of the outstanding Common Stock subsequent to this offering and the recipient of the Common Stock agrees to be bound by the same terms described in the lock-up letter attached hereto and (e) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

8. Covenants of the Selling Shareholders. Each of the Selling Shareholders severally covenants and agrees with each Underwriter that:

(a) [Reserved].

(b) No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c) Tax Form. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 certifying that such Selling Shareholder is not subject to U.S. federal backup withholding or a properly completed and executed United States Treasury Department Form W-8 certifying such Selling Shareholder’s non-U.S. status.

(d) Tax Indemnity. It will indemnify and hold harmless the Underwriters against any stamp, documentary, issuance, transfer or similar tax, including any related interest, additions to tax and penalties, on the sale of the Shares by such Selling Stockholder to the Underwriters and on the execution, delivery and performance of this Agreement and the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

9. Expenses. Except as otherwise set forth herein, the Selling Shareholders agree to pay (pro rata to the respective amount of Shares proposed to be sold by each Selling Shareholder) all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to any costs of printing the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP and Elvinger Hoss Prussen, counsel to the Company), the accountants (including the fees and expenses of KPMG LLP) and any other experts or advisors retained by the Company and the Selling Shareholders (except the costs of Latham & Watkins LLP, which shall be borne by the Company), (iv) the registration of the Shares under the Exchange Act, (v) any registration or qualification of the Shares for offer and sale under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filings fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), (viii) the costs and charges of any transfer agent and any registrar, and (ix) all out-of-pocket expenses incurred by the Company in connection with any “road show” presentation to potential investors. In addition, if the sale of the Shares provided for herein is terminated by the Underwriters pursuant to Section 12 hereof, the Selling Shareholders agree to promptly reimburse (pro rata to the respective amount of Shares proposed to be sold by each Selling Shareholder) the Underwriters upon demand for all reasonable and documented out-of-pocket expenses that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. Except as set forth in this Section 9 and Section 8(d), the Underwriters shall pay their own costs and expenses, including the fees and expenses of Cahill Gordon & Reindel LLP, counsel for the Underwriters.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter, or which would require the Company to prepare a prospectus in accordance with Directive 2003/71/EC, as amended.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any director, officer, agent or employee thereof, and each affiliate of any Underwriter or any Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any director, officer, agent or employee thereof, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon the Selling Shareholder Information; and provided further that the liability of any Selling Shareholder pursuant to this Section 11(b) shall not exceed the total net proceeds (after deducting underwriter discounts and commissions but before deducting offering expenses) from the sale of the Shares sold by such Selling Shareholder hereunder (the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors and officers of the Company, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company or any Selling Shareholder within the meaning of Rule 405 under the Securities Act and each of the Selling Shareholders to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the concession and reallowance figures appearing in the 6th paragraph under the caption “Underwriting” and the second sentence of the first paragraph and the second paragraph under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids”.

(d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 11, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof in writing; but the failure to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a), (b) or (c) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) and (c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to appropriate local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in the case of paragraph (a) or paragraph (b) of this Section 11 or the Company or the Selling Shareholders, as applicable, in the case of paragraph (c) of this Section 11, representing the indemnified parties under such paragraph (a), paragraph (b) or paragraph (c), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (d) shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bears to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have subscribed for hereunder, and not joint.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) contribution by any Selling Shareholder pursuant to this subsection Section 11 shall not exceed, for each such Selling Shareholder, the Selling Shareholder Proceeds (reduced by any amounts that such Selling Shareholder is obligated to pay under Section 11(b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any director, officer, agent or employee thereof or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Selling Shareholders and (iii) acceptance of and payment for any of the Shares.

12. Termination.

(a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to the Closing Date in the event that the Company or the Selling Shareholders shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) (A) the Company or any of its subsidiaries shall have sustained since the most recent respective dates as which information is given in the Registration Statement or the Time of Sale Prospectus any material loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement or the Time of Sale Prospectus, or (B) since the most recent respective dates as of which information is given in the Registration Statement or the Time of Sale Prospectus, there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or development in the business, operations, management, financial position, Shareholders’ equity, prospects or results of operations of the Company or any of its subsidiaries, other than as set forth or contemplated in the Registration Statement or the Time of Sale Prospectus, the effect of which, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement or the Time of Sale Prospectus;

(ii) trading in the Company’s Common Stock or any other securities of the Company or in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or

(iv) other than as in existence on or prior to the time of this Agreement, there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares as contemplated by the Registration Statement and the Time of Sale Prospectus.

(b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 7, Section 9(g) or Section 11 hereof.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to subscribe for Shares that it has or they have agreed to subscribe for hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for is not more than one-tenth of the aggregate number of the Shares to be subscribed for on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to subscribe for the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Underwritten Shares and the aggregate number of Underwritten Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Shares to be subscribed for on such date, and arrangements satisfactory to you and the Company for the subscription of such Underwritten Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed for on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for the Additional Shares to be issued on such Option Closing Date or (ii) subscribe for not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to subscribe for in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, other than pursuant to Sections 12(i), (iii), (iv) or (v), or this Section 13, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement.

(a) This Agreement represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the subscription, purchase and sale of the Shares.

(b) The Company and the Selling Shareholders each acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company or the Selling Shareholders. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

17. Submission to Jurisdiction; Appointment of Agent for Service. The Company and the Selling Shareholders agree that any suit, action or proceeding against the Company, the Selling Shareholders or brought by any Underwriter, the affiliates, directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the Transaction will be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any suit, action or proceeding. Beginning on the Closing Date, the Company and the Selling Shareholders hereby appoint CT Corporation System as the authorized agent of the Company and the Selling Shareholders (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the Transaction that may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and the Selling Shareholders hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholders agree to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Luxembourg. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18. Immunity. To the extent that the Company and the Selling Shareholders have acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Selling Shareholders hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Agreement.

19. Judgment Currency. Except to the extent otherwise stated, U.S. Dollars are the sole currency of account and payment for all sums payable under or in connection with this Agreement, including damages. Any amount received or recovered in a currency other than this applicable currency (whether as a result of, or in the enforcement of, a judgment or order to a court of any jurisdiction, in the winding-up or dissolution of either the Company, the Selling Shareholders or otherwise) by any person in respect of any sums expressed to be due to it shall only constitute a discharge by the payor thereof of its obligations to the extent the amount of the applicable currency that such payee evidences that it is able to purchase with the amount so received or recovered in such other currency on the date of receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date in which it is practicable to do so). If the amount of applicable currency is less than the amount expressed to be due to such person, then such payor shall indemnify it against any loss sustained by it as a result. In any event and to the fullest extent permitted by law, such payor shall indemnify such payee against the cost of making any such purchase. For the purposes of this paragraph, it shall be sufficient for such payee to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the applicable currency been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of the applicable currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of the date be certified in the manner mentioned above). These indemnities constitute a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due hereunder.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, and (iii) with an additional copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, NY 10005 Attention: Corey Wright; if sent to either the Company, shall be mailed or delivered to Intelsat S.A. at 4, rue Albert Borschette, L-1246 Luxembourg, Attention: General Counsel; with a copy to Intelsat Corporation at

7900 Tysons One Place, McLean, Virginia 22102-5927, Attention: General Counsel; with an additional copy to Skadden, Arps, Slate, Meagher & Flom LLP at 4 Times Square, New York, NY 10036, Attention: Andrea L. Nicolas; if sent to the Selling Shareholders, shall be mailed or delivered to (i) Serafina S.A. at 29, avenue de la Porte Neuve, L-2227 Luxembourg, Attention: Pierre Stemper , (ii) SLP III Investment Holding S.à r.l. at 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, Attention: Seda Yalcinkaya and (iii) with an additional copy to Latham & Watkins LLP at 885 Third Avenue, New York, NY 10022 Attention: Raymond Lin.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours,

INTELSAT S.A.

By:	/s/ Jacques Kerrest
Name: Jacques Kerrest
Title: Executive Vice President & Chief Financial Officer

SERAFINA S.A.

By:	/s/ Pierre Stemper
Name: Pierre Stemper
Title: Director

By:	/s/ Christelle Retif
Name: Christelle Retif
Title: Director

SLP III INVESTMENT HOLDING S.À R.L.

By:	/s/ Dr. Wolfgang Zettel
Name: Dr. Wolfgang Zettel
Title: Manager

By:	/s/ Stefan Lambert
Name: Stefan Lambert
Title: Manager

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Alice Takhtajan
Name: Alice Takhtajan
Title: Managing Director

SCHEDULE I

Underwriter	Number of Underwritten Shares To Be Subscribed For
Goldman Sachs & Co. LLC	5,000,000
J.P. Morgan Securities LLC	5,000,000
Total:	10,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus

2.	Free Writing Prospectus dated 29, 2018, Filed Pursuant to Rule 433, Relating to Preliminary Prospectus dated November 28, 2018, Registration No. 333-228580

3.	Public offering price: $25.75

4.	Net proceeds before expenses to the Selling Shareholders: $250,418,750

5.	Settlement date: December 4, 2018

6.	Option to purchase 1,500,000 additional shares

II-1

SCHEDULE III

List of Significant Subsidiaries

US

Intelsat Envision Holdings LLC

Intelsat Alliance LP

Intelsat Genesis Inc.

Intelsat Genesis GP LLC

Intelsat Holdings LLC

Intelsat International Systems, LLC

Intelsat License Holdings LLC

Intelsat License LLC

Intelsat Satellite LLC

Intelsat US LLC

Intelsat General Communications LLC

PanAmSat International Holdings, LLC

Non-US

Intelsat Investment Holdings S.à r.l.

Intelsat Holdings S.A.

Intelsat Investments S.A.

Intelsat (Luxembourg) S.A.

Intelsat Connect Finance S.A.

Intelsat Jackson Holdings S.A.

Intelsat Finance Bermuda Ltd.

Intelsat Global Sales & Marketing Ltd.

Intelsat Subsidiary (Gibraltar) Limited

Intelsat Kommunikations GmbH

PanAmSat Satellite Europe Limited

Intelsat Ventures S.à r.l.

III-1

SCHEDULE IV

Signatories to Lock-Up Agreements

IV-1

SCHEDULE V

Selling Shareholders

Selling Shareholder	Number of Underwritten Shares To Be Sold	Number of Option Shares To Be Sold
BC SHAREHOLDERS:
Serafina S.A.	8,209,752	1,231,463
SILVER LAKE SHAREHOLDERS:
SLP III INVESTMENT HOLDING S.ÀR.L.	1,790,248	268,537
Total shares sold:	10,000,000	1,500,000

V-1

ANNEX A

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

A-1

ANNEX B

Form of Opinion of Elvinger Hoss Prussen

B-1

ANNEX C

Form of Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP

C-1

ANNEX D

Form of Opinion of Latham & Watkins LLP

D-1

ANNEX F

CFO Certificate

F-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1